UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2011

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John L.M. Hughes

On March 1, 2011, CSG Systems International, Inc. (“CSG”) elected John L.M. Hughes as a new member of CSG’s Board of Directors. The Revised By-Laws of CSG Systems International, Inc. provide for its Board of Directors to be divided into three classes, each class having a three-year term. Mr. Hughes is a member of the Class II directors, with a term of office to continue until the annual meeting of stockholders of CSG to be held in 2011. Mr. Hughes will also serve on the nominating & corporate governance and compensation committees.

In conjunction with Mr. Hughes’ election, the CSG Board of Directors approved a form of Indemnification Agreement between CSG and Mr. Hughes, effective March 1, 2011. Under the indemnification agreement, CSG would indemnify Mr. Hughes to the fullest extent permitted by law against all expenses incurred if he were to become party to civil, criminal, administrative, investigative or other actions related to his services as a director of CSG. A copy of CSG’s standard indemnification agreement has been previously filed with the SEC.

Mr. Hughes does not have any family relationships with any executive officer or director of CSG or its affiliates. He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of CSG’s press release announcing Mr. Hughes’ election, dated March 7, 2011, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2011

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated March 7, 2011

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